                                CO SPACE, INC.
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                              TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
Report of Independent Accountants...................................................                 F-2

Consolidated Balance Sheets as of December 31, 1998, 1999 (audited) and March 31,
  2000 (unaudited)..................................................................                 F-3

Consolidated Statements of Operations for the period from November 10, 1998
  (date of inception) to December 31, 1998, for the year ended December 31,
  1999 (audited) and for the three months ended March 31, 1999, and 2000
  (unaudited).......................................................................                 F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the period from
  November 10, 1998 (date of inception) to December 31, 1998, for the year ended
  December 31, 1999 (audited) and for the three months ended March 31, 2000
  (unaudited) ......................................................................                 F-5

Consolidated Statements of Cash Flows for the period from November 10, 1998
  (date of inception) to December 31, 1998, for the year ended December 31,
  1999 (audited) and for the three months ended March 31, 1999 and 2000
  (unaudited).......................................................................                 F-6

Notes to Consolidated Financial Statements..........................................                 F-7

                                     F-1.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of CO Space, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of CO Space, Inc. and Subsidiaries at December 31, 1998 and 1999, and the results of their operations and their cash flows for the period from November 10, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
--------------------------------

Boston, Massachusetts
April 5, 2000

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-2.

                                  CO SPACE, INC.

                            CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        DECEMBER 31,            MARCH 31,
                                                                  -----------------------       ---------
                                                                    1998           1999           2000
                                                                  --------      ---------       ----------
                                                                                                (unaudited)
ASSETS

Current assets:
  Cash and cash equivalents.................................      $             $  17,564       $  11,006
  Accounts receivable.......................................                           75               8
  Prepaid expenses..........................................                          134             227
                                                                  --------      ---------       ----------
     Total current assets...................................                       17,773          11,241
Property and equipment, net.................................                       12,304          17,440
Other assets................................................                          338           1,417
                                                                  --------      ---------       ----------
     Total assets...........................................      $      -      $  30,415       $  30,098
                                                                  ========      =========       ==========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable..........................................      $             $   2,462       $   3,750
  Due to related party......................................            85
  Accrued expenses..........................................                          597           1,512
  Deferred revenue..........................................                                          550
  Current portion of notes payable..........................                          458             472
  Current portion of capital lease obligations..............                          185             212
                                                                  --------      ---------       ----------
     Total current liabilities..............................            85          3,702           6,496
                                                                  --------      ---------       ----------
Deferred revenue............................................                                          800
Notes payable...............................................                        1,371           1,248
Capital lease obligations, net of current portion...........                          233             219
                                                                  --------      ---------       ----------
     Long term liabilities..................................                        1,604           2,267
                                                                  --------      ---------       ----------
     Total liabilities......................................            85          5,306           8,763
                                                                  --------      ---------       ----------
Commitments and contingencies
Redeemable convertible preferred stock:
  Series A Redeemable Convertible Preferred Stock, $0.01 par
    value; 4,343,500 shares authorized; 4,322,500 issued and
    outstanding at December 31, 1999 and March 31, 2000
    (liquidation preference of $4,322,500 at December 31,
    1999 and March 31, 2000)................................                        4,470            4,561
  Series B Redeemable Convertible Preferred Stock, $0.01
    par  value; 18,666,669 shares authorized; 18,000,002 and
    18,666,669 issued and outstanding at December 31, 1999
    and March 31, 2000, respectively (liquidation preference
    of $27,360,003 and $28,933,337 at December 31, 1999 and
    March 31, 2000, respectively)...........................                       26,914           28,467
Stockholders' equity (deficit):
  Common stock, $0.01 par value; 28,125,169 shares
    authorized; 3,000,000 and 4,965,000 issued and
    outstanding at December 31, 1999 and March 31, 2000,
    respectively............................................                           30               50
  Additional paid-in capital................................                          501           11,134
  Full recourse notes receivable............................                                          (766)
  Deferred compensation.....................................                         (764)         (10,750)
  Accumulated deficit.......................................           (85)        (6,042)         (11,361)
                                                                  --------      ---------       ----------
     Total stockholders' equity (deficit)...................           (85)        (6,275)         (11,693)
                                                                  --------      ---------       ----------
     Total liabilities, redeemable convertible preferred
       stock and stockholders' equity (deficit).............      $      -      $  30,415       $   30,098
                                                                  ========      =========       ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-3.

                                  CO SPACE, INC.

                        CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             PERIOD FROM
                                                             NOVEMBER 10,
                                                             1998 (DATE OF                             THREE MONTHS ENDED
                                                             INCEPTION) TO         YEAR ENDED              MARCH 31,
                                                             DECEMBER 31,         DECEMBER 31,     -------------------------
                                                                 1998                 1999             1999          2000
                                                             -------------        ------------     -----------   -----------
                                                                                                         (unaudited)

Revenues.............................................         $                   $       258                     $      209
                                                             -------------        ------------     -----------   -----------
Operating expenses:
  Costs of revenues..................................                                   2,439      $        10         2,308
  Selling and marketing..............................                                     488                7           852
  General and administrative.........................                  85               2,970               85         1,694
  Depreciation and amortization......................                                     267                            249
  Amortization of stock-based compensation...........                                      89                            529
                                                             -------------        ------------     -----------   -----------
    Loss from operations.............................                 (85)             (5,995)            (102)       (5,423)
Interest income, net.................................                                      38                            104
                                                             -------------        ------------     -----------   -----------
    Net loss.........................................                 (85)             (5,957)            (102)       (5,319)
Accretion of preferred stock  redemption  premium and
  issuance costs.....................................                                    (331)                          (648)
                                                             -------------        ------------     -----------   -----------
Net loss attributable to common stockholders.........         $       (85)        $    (6,288)     $      (102)  $    (5,967)
                                                             =============        ============     ===========   ===========
Net loss per share attributable to common
  stockholders
    Basic and diluted.................................        $     (0.03)        $     (2.10)     $     (0.03)  $     (1.68)
                                                             =============        ============     ===========   ===========

Weighted average common shares........................          3,000,000           3,000,000        3,000,000     3,539,835
                                                             =============        ============     ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-4.

                                  CO SPACE, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM NOVEMBER 10, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998,
    THE YEAR ENDED DECEMBER 31, 1999 AND THE THREE MONTHS ENDED MARCH 31, 2000
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          FULL                                       TOTAL
                                                           ADDITIONAL    RECOURSE      DEFERRED                   STOCKHOLDER'S
                                                            PAID-IN       NOTES      STOCK-BASED    ACCUMULATED     EQUITY
                                        SHARES    AMOUNT    CAPITAL     RECEIVABLE   COMPENSATION     DEFICIT      (DEFICIT)
                                      ---------   ------   ----------   ----------   ------------   -----------   -------------
Net Loss...........................                                                                 $      (85)   $        (85)
                                                                                                    -----------   -------------
Balance at December 31, 1998.......                                                                        (85)            (85)
Issuance of common stock for
  contribution of predecessor
  entities in April 1999,
  adjusted for 1,000-for-1
  common stock split on
  May 12, 1999.....................   3,000,000   $   30   $      (30)
Issuance of Series A Redeemable
  Convertible Preferred Stock
  warrant..........................                                 8                                                        8
Accretion of preferred stock
  redemption premium and
  issuance costs...................                              (331)                                                    (331)
Issuance of Common Stock Warrant...                                 1                                                        1
Deferred stock-based...............
Compensation.......................                               853                $      (853)
Amortization of deferred
  stock-based compensation.........                                                           89                            89
Net Loss...........................                                                                 $   (5,957)         (5,957)
                                      ---------   ------   ----------                ------------   -----------   -------------
Balances at December 31, 1999......   3,000,000       30          501                       (764)       (6,042)         (6,275)
Issuance of common stock...........   1,965,000       20          766   $    (766)                                          20
Accretion of redemption premium
  and issuance costs...............                              (648)                                                    (648)
Deferred stock-based
  compensation.....................                            10,515                    (10,515)
Amortization of deferred
  stock-based compensation.........                                                          529                           529
Net loss...........................                                                                     (5,319)         (5,319)
                                      ---------   ------   ----------   ----------   ------------   -----------   -------------
Balances at March 31, 2000
  (unaudited)......................   4,965,000   $   50   $   11,134   $    (766)   $   (10,750)   $  (11,361)   $    (11,693)
                                      =========   ======   ==========   ==========   ============   ===========   =============

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-5.

                                 CO SPACE, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             PERIOD FROM
                                                             NOVEMBER 10,
                                                             1998 (DATE OF                             THREE MONTHS ENDED
                                                             INCEPTION) TO         YEAR ENDED              MARCH 31,
                                                             DECEMBER 31,         DECEMBER 31,     -------------------------
                                                                 1998                 1999             1999          2000
                                                             -------------        ------------     -----------   -----------
                                                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..........................................          $        (85)        $     (5,957)    $      (102)  $    (5,319)
Adjustments to reconcile net loss to net cash used
    in Operating activities:
  Depreciation and amortization....................                                        267                           249
  Amortization of stock-based compensation.........                                         89                           529
  Interest expense recorded for warrants issued....                                          2
  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable.....                                        (75)                           67
    (Increase) decrease in prepaid expenses........                                       (134)                          (93)
    (Increase) decrease in other assets............                                       (338)                       (1,079)
    Increase in accounts payable...................                                      2,462             709         1,288
    Increase in accrued expenses...................                                        597                           915
    Increase in deferred revenue...................                                                                    1,350
                                                             -------------        ------------     -----------   -----------
    Net cash used in operating activities..........                   (85)              (3,087)            607        (2,093)
                                                             -------------        ------------     -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..............                                    (12,055)           (787)       (5,297)
                                                             -------------        ------------     -----------   -----------
    Net cash used in investing activities..........                                    (12,055)           (787)       (5,297)
                                                             -------------        ------------     -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable..........                                      1,998             180
  Principal payments on capital lease obligations
    and notes payable..............................                                       (259)                         (184)
  Borrowings from related party....................                    85                  376
  Repayment to related party.......................                                       (461)
  Proceeds from issuance of capital stock, net of
    issuance costs.................................                                     31,052                         1,016
                                                             -------------        ------------     -----------   -----------
    Net cash provided by financing activities......                    85               32,706             180           832
                                                             -------------        ------------     -----------   -----------
Net increase in cash and cash equivalents..........                                     17,564                        (6,558)
Cash and cash equivalents, beginning of period.....                                                                   17,564
                                                             -------------        ------------     -----------   -----------
Cash and cash equivalents, end of period...........          $                    $     17,564     $             $    11,006
                                                             =============        ============     ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...........................                               $         92                   $        80
                                                                                  ============                   ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
    FINANCING ACTIVITIES:
  Acquisition of property and equipment under
    capital leases.................................                               $        516                   $        88
                                                                                  ============                   ===========
  Accretion of preferred stock, redemption
    premium and issuance costs.....................                               $        331                   $       648
                                                                                  ============                   ===========
  Issuance of common stock for full recourse
    notes receivable...............................                                                              $       766
                                                                                                                 ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-6.

                                  CO SPACE, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1998 AND 1999
                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1.  NATURE OF THE BUSINESS

CO Space, Inc. and subsidiaries (the "Company") provides critical operations collocation space and services to customers in the Internet, telecommunications and data storage businesses.

The Company began operations in November 1998 under the name of CO Space Services, LLC. The Company was reorganized and CO Space, Inc. was incorporated on April 12, 1999, at which time 3,000,000 common shares were issued in exchange for a contribution of the business assets of CO Space Services, LLC; CO Space Boston, LLC; and CO Space San Diego, LLC, all of which were commonly controlled entities, accordingly, the contribution of the business assets was accounted for at historical cost (see Note 6).

The interim financial information at March 31, 2000 and for the three months ended March 31, 1999 and 2000 and the related notes are unaudited and have been prepared by CO Space, Inc. pursuant to the rules and regulations of the Securities and Exchange Commission and include all the accounts of the Company. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position at March 31, 2000, its results of operations and cash flows for the three months ended March 31, 1999 and 2000 and its statement of equity for the three months ended
March 31, 2000.

The Company operates its business in one reportable segment.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and could impact future results of operations and cash flows.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at date of acquisition to be cash equivalents. Cash and cash equivalents consisted of cash deposited with banks and money market funds of $3 and $17,561, respectively, at December 31, 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable and accounts payable approximate their fair values due to their short maturities. Based on borrowing rates currently

                                     F-7.

available to the Company for loans with similar terms, the carrying value of notes payable and capital lease obligations approximates fair value.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMER

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. At December 31, 1999, one customer accounted for 100% of accounts receivable. For the year ended December 31, 1999 one customer accounted for 99% of total revenues.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to operations. Repairs and maintenance costs are expensed as incurred.

ACCOUNTING FOR STOCK-BASED COMPENSATION

Employee and director stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

REVENUE RECOGNITION

Revenues consist of fees from the licensing of collocation facilities, provision of technical services, and installation fees. Fee revenues are generally recognized as the services are provided. Installation fees and related expenses are recognized over the customer contract period. To date such installation revenues and expenses have not been material.

ADVERTISING COSTS

Advertising costs are charged to operations as incurred. Advertising costs were approximately $6 and $33 for the period November 10, 1998 (date of inception) to December 31, 1998 and the year ended December 31, 1999, respectively.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

The carrying value of redeemable convertible preferred stock is increased by periodic accretions so that the carrying amount will equal the redemption amount at the redemption date. These increases are effected through charges against additional paid in capital and are presented on the statements of operations as an increase to net loss to compute net loss attributable to common stockholders.

INCOME TAXES

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

                                     F-8.

NET LOSS PER COMMON SHARE

Basic net loss per common share is based upon the weighted average number of common shares outstanding during each period (see Note 6). Diluted net loss per common share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted net loss per common share does not assume the issuance of potential common shares that have an anti-dilutive effect.

COMPREHENSIVE INCOME

For the period from November 10, 1998 (date of inception) to December 31, 1998, the year ended December 31, 1999 and for the three months ended March 31, 1999 and 2000, there were no differences between net loss and comprehensive loss.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, ("SFAS"), No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards for derivative instruments, including some derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. The Company will adopt SFAS No. 133 in 2001, in accordance with SFAS No. 137, which deferred the effective date of SFAS No. 133. The adoption of this standard in 2001 is not expected to have a material impact on the Company's consolidated financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. The application of the guidance in SAB No. 101 will be required in the Company's fourth quarter of 2000, in accordance with SAB No. 101B. The Company has evaluated the application of SAB No. 101 and determined that it will have no impact on reported revenues and net loss.

3.  PROPERTY AND EQUIPMENT


                                                                                        DECEMBER 31,             MARCH 31,
                                                   ESTIMATED USEFUL LIFE        ---------------------------     -----------
                                                           YEARS                   1998             1999           2000
                                                 -------------------------      -----------      ----------     -----------
                                                                                                                (unaudited)
Office equipment and furniture                              3-5                $        --       $      420     $       897
Leasehold improvements                           Lesser of lease term or 20             --            9,317          12,913
Operating equipment.                                         5                          --            2,834           4,147
                                                                               -----------       ----------     -----------
                                                                                        --           12,571          17,957
Less -- accumulated depreciation and Amortization                                       --             (267)           (517)
                                                                               -----------       ----------     -----------
                                                                               $        --       $   12,304     $    17,440
                                                                               ===========       ==========     ===========

At December 31, 1999, property and equipment under capital leases consist of office equipment and operating equipment with a cost basis of $516.

Amortization of property and equipment under capital leases totaled $99 for the year ended December 31, 1999, respectively.

                                     F-9.

4.  NOTES PAYABLE

During July 1999, the Company entered into a loan agreement (collateralized by the underlying equipment) with a bank for $1,998 at a weighted average interest rate of 12.6% to finance equipment purchases. The loan is payable in equal monthly installments of $55 through February 2003, and payments of $118 and $52 in March and April of 2003, respectively.

5.  REDEEMABLE CONVERTIBLE PREFERRED STOCK

In May 1999, the Company authorized 23,010,169 shares of preferred stock and designated 4,343,500 shares as Series A redeemable convertible preferred stock (the "Series A Preferred Stock"). In May 1999, the Company issued 4,322,500 of Series A Preferred Stock at $1.00 per share resulting in proceeds of $4,323. In November 1999, 18,666,669 shares were designated as Series B redeemable convertible preferred stock (the "Series B Preferred Stock"). In November and December 1999, the Company issued a total of 18,000,002 shares of Series B Preferred Stock at $1.50 per share resulting in net proceeds to the Company of $26,730 after issuance costs.

The Series A and Series B Preferred Stock have the following characteristics:

VOTING

     The holders of the Series A and B Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

DIVIDENDS

     The holders of the Series A and B Preferred Stock are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, noncumulative dividends only if such dividends are contemporaneously declared on each series of preferred stock and the common stock.

LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding Series B Preferred Stock have a preference equal to the greater of (X) the sum of
     (i) its issue price plus 8% compounded interest, (ii) any accrued and unpaid dividends, and (iii) an additional amount, if any, that Series B preferred stockholders would have been entitled to in such liquidation on an as if converted basis after payment of preferences to the Series A preferred stockholders and other stockholders, if any, with a preference in liquidation over the common stock or (Y) the amount the Series B preferred stockholders would have been entitled to on an as if converted basis, including all declared but unpaid dividends thereon immediately prior to such liquidation; provided, however, if the calculation of (X) exceeds $3.00 per Series B preferred share, the Series B preferred stockholders shall be entitled to the greater of $3.00 or the amount calculated pursuant to (Y). Remaining proceeds, if any, are distributed first to the Series A preferred stockholders in an amount equal to the greater of the sum of (A)(i) its issue price and (ii) declared and unpaid dividends or (B) the amount the Series A preferred stockholders would have been entitled to on an as if converted basis, and then to common stockholders, if any.

CONVERSION

     Each share of Series A and B Preferred Stock is convertible at the option of the holder into one share of common stock. Each share of outstanding preferred stock is automatically converted into one share of common stock upon the affirmative vote of two-thirds of the holders of that series, or upon the closing of a public offering resulting in gross proceeds of at least $50 million at an offering price of at least $6.00 per share. The number of conversion shares is subject to adjustment if common stock is sold under defined circumstances for less than $1.00 for Series A and $1.50 for Series B, respectively. If a preferred

                                     F-10.

     stockholder does not exercise preemptive rights in an equity financing of at least $1 million, such shares are converted into a new series of preferred stock with substantially the same rights, but with no further anti-dilution protection.

REDEMPTION

     The preferred stock is mandatorily redeemable in March (Series B) and May (Series A) 2005, 2006 and 2007 at 33 1/3%, 50% and 100%,
     respectively, of the then outstanding shares. The redemption price for each series is, at the election of the holder, the sum of (i) its issue price, (ii) 8% compound interest and (ii) accrued and unpaid dividends; or the fair market value of the common stock.

     If the Company does not have sufficient funds available to redeem all shares of preferred stock to be redeemed at the Redemption Date, then the Company shall redeem such shares ratably to the extent possible and shall redeem the remaining shares as soon as sufficient funds are available.

6.   COMMON STOCK

On May 11, 1999, the Company authorized a 1,000-for-1 stock split, effected through a stock dividend increasing the outstanding shares to 3,000,000. All share data, except par value per share, has been retroactively adjusted for all periods presented to reflect this stock split.

The Company issued 3,000,000 shares of common stock, $0.01 par value, on April 12, 1999 to RTE Holdings, LLC in exchange for business assets contributed by RTE Holdings, LLC (see Note 1). The 3,000,000 shares issued have been presented as if they had been issued prior to April 12, 1999, representing RTE Holdings, LLC's ownership interests in the three contributed entities since their inception on November 10, 1998.

Under certain conditions, the Company has the option to repurchase certain shares issued to RTE Holdings, LLC at a price of $1.00 per share. As of December 31, 1999, 1,035,416 shares of the 3,000,000 shares issued to RTE Holdings, LLC is subject to this option. The right to repurchase the shares terminates in even quarterly increments through May 11, 2001.

As of December 31, 1999, 25,125,169 shares of common stock were reserved for issuance under option plans, warrant agreements and conversion of the preferred stock.

On March 7, 2000, the Company exchanged 1,965,000 options for the purchase of common stock at an exercise price of $0.40 per share for an equivalent number of restricted shares of common stock at a purchase price of $0.40 per share. The recipients of the restricted stock paid a total of $19,650 in cash and issued the Company full-recourse notes totaling $766,350.

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are available and when declared by the Board of Directors, only if such dividends are contemporaneously declared on each series of preferred stock and common stock.

7.  WARRANTS

In connection with the promissory note with a related party described in Note 12, the Company issued a warrant to purchase 15,000 shares of common stock at $1.50 per share. The warrant is immediately exercisable and expires in 2005. The value of the warrant of $1 was recorded as interest expense in 1999.

In connection with the bank loan described in Note 4, the Company issued a warrant to purchase 21,000 shares of Series A Preferred Stock at an exercise price of $1.00. The warrant is immediately exercisable and expires in July 2006. The value of the warrant of $8 is being amortized to interest expense over the term of the note.

                                     F-11.

The fair value of all warrant issuances were calculated using the Black-Sholes option pricing model with the following assumptions: no dividends; expected life is the contractual term; risk-free interest rates of 6.5%; volatility of 50%.

8.  STOCK--BASED COMPENSATION PLANS

In 1999, the Company adopted the 1999 Stock Plan (the "Plan") under which 2,100,000 shares of the Company's common stock were reserved for issuance to employees, directors, creditors and consultants. Options granted under the Plan may be incentive stock options or nonqualified stock options. The exercise price of incentive stock options shall not be less than the fair market value per share of the Company's common stock on the grant date. Employee options vest 25% one year after the date of grant and the remainder in twelve equal quarterly installments thereafter. If an individual owns stock representing more than 10% of the outstanding shares, the exercise price of each stock option granted shall be at least 110% of fair market value, as determined by the Board of Directors. The term of the options is up to 10 years. Stock options granted to date have a term of 7 years. No stock-based awards were granted prior to 1999.

The following table summarizes the activity of the Company's stock option plan:


                                                                                                   WEIGHTED AVERAGE
                                                                                NUMBER OF OPTIONS   EXERCISE PRICE
                                                                                -----------------  ----------------
Outstanding -- beginning of period, January 1, 1999........................                --
Granted....................................................................         1,144,546         $     0.40
                                                                                -----------------  ----------------
Outstanding -- end of period, December 31, 1999............................         1,144,546               0.40
                                                                                =================
Weighted average fair value for financial reporting purposes at grant date.                           $     1.35

The following table summarizes information about stock options outstanding at December 31, 1999:


                              OPTIONS OUTSTANDING                                       OPTIONS EXERCISABLE
                         --------------------------------                      ------------------------------------
                                         WEIGHTED-AVERAGE
                           NUMBER            REMAINING      WEIGHTED AVERAGE                        WEIGHED AVERAGE
   EXERCISE PRICE        OUTSTANDING     CONTRACTUAL LIFE    EXERCISE PRICE    NUMBER EXERCISABLE   EXERCISE PRICE
   --------------        -----------     ----------------   ----------------   ------------------   ---------------
       $0.40              1,144,546           7 years             $0.40             210,616              $0.40

During 1999, the Company recorded deferred compensation of $853 which represents the difference between the exercise price and the fair value of the underlying common stock for financial reporting purposes of $1.35 per share on the date of grant. The deferred compensation will be amortized to expense over the four-year vesting period.

Compensation cost of $89 has been recognized for stock-based compensation in 1999 for grants to employees below fair value. Compensation cost of $39 has been recognized for 306,846 options granted to vendors and consultants for the year ended December 31, 1999. At December 31, 1999, 96,230 of these options were unvested. Had compensation cost for options issued to employees and directors been determined based on the fair value at the grant dates, as prescribed by SFAS No. 123, for awards in 1999, the Company's net loss would have been greater by $55. Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

For purposes of pro forma disclosure, the fair value of each option was estimated on the date of grant using the minimum value method with the following assumptions for grants in 1999: no dividend yield; risk-free interest rate of 6.5%; and expected lives of four years.

During the first quarter, the Company granted options for the purchase of 1,507,800 shares of common stock at an exercise price of $0.40 per share. The company recognized stock-based compensation expense of $529,000 for

                                     F-12.

three months ended March 31, 2000 related to options granted by the company for the difference between the exercise price and the deemed fair value of the underlying common stock.

On March 30, 2000, the Board of Directors approved the Employee Stock Purchase Plan. A total of 1,000,000 shares of common stock are available for issuance under this plan. The first offering under this plan will begin on the effective date of the Company's initial public offering of its common stock. No common stock has been issued under this plan.

9.  INCOME TAXES

Deferred tax assets consist of the following:


                                                                        DECEMBER 31,
                                                              --------------------------------
                                                                   1998               1999
                                                              ------------        ------------

Net operating loss carryforwards..........................    $        35         $    2,502
Depreciation and amortization.............................             --                (87)
                                                              ------------        ------------

Net deferred tax assets...................................             35              2,415
Deferred tax asset valuation allowance....................            (35)            (2,415)
                                                              ------------        ------------
                                                              $        --         $       --
                                                              ============        ============

The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 1999.

At December 31, 1999, the Company has federal net operating loss carryforwards of approximately $6,161,866 available to reduce future taxable income which expires in 2019.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carryforwards and research and development credit carryforwards which can be used in future years.

10.  COMMITMENTS AND CONTINGENCIES

The Company leases its office space and certain equipment under noncancelable operating leases. Total expense under these operating leases was approximately $0 and $619 for the period November 1, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999, respectively.

Certain noncancelable operating leases totaling $62.9 million were in negotiations at December 31, 1999 and were executed on January 10, 2000. Future minimum lease payments under capital leases and noncancelable operating leases at December 31, 1999, and noncancelable operating leases executed on January 10, 2000 are as follows:


                                                    OPERATING LEASES       OPERATING LEASES
                  YEAR ENDING                             AS OF              EXECUTED ON
                  DECEMBER 31,                      DECEMBER 31, 1999      JANUARY 10, 2000       CAPITAL LEASES
----------------------------------------------      -----------------      ----------------       --------------
2000.........................................           $     2,885            $    1,496            $       225
2001.........................................                 3,351                 2,759                    214
2002.........................................                 3,369                 2,831                     34
2003.........................................                 3,422                 2,905                     --
2004.........................................                 3,484                 2,979                     --
Thereafter...................................                44,112                49,968                     --
                                                        -----------            ----------            ------------
                                                        $    60,623            $   62,938                    473
                                                        ===========            ==========            ===========

                                     F-13.


                                                    OPERATING LEASES       OPERATING LEASES
                  YEAR ENDING                             AS OF              EXECUTED ON
                  DECEMBER 31,                      DECEMBER 31, 1999      JANUARY 10, 2000       CAPITAL LEASES
----------------------------------------------      -----------------      ----------------       --------------
Less: portion representing interest                                                                         (55)
                                                                                                     -----------
                                                                                                     $      418
                                                                                                     ===========

The Company is engaged in certain legal actions arising in the ordinary course of business. The Company believes that it has adequate legal defenses and that the ultimate outcome of these actions will not have a material effect on the Company's financial position and results of operations.

11.  NET LOSS PER SHARE:

A reconciliation between basic and diluted net loss per share is as follows:


                                                           PERIOD FROM NOV. 1,
                                                              1998 (DATE OF       YEAR ENDED              MARCH 31,
                                                              INCEPTION) TO      DECEMBER 31,     -------------------------
                                                            DECEMBER 31, 1999        1999            1999           2000
                                                           -------------------   ------------     ----------     ---------
                                                                                                        (unaudited)

Historical:
  Net loss attributable to common stockholders........         $       (85)      $    (6,288)     $     (102)    $   (5,967)
                                                               ===========       ===========      ==========     ==========
  Weighted average common shares......................           3,000,000         3,000,000       3,000,000      3,539,835
                                                               ===========       ===========      ==========     ==========
  Net loss per share attributable to common
    shareholders -- Basic and diluted.................         $     (0.03)      $     (2.10)     $    (0.03)   $     (1.68)
                                                               ===========       ===========      ==========     ==========

As of December 31, 1998, 1999 and March 31, 2000 (unaudited), options to purchase 0,1,144,546 and 659,846 shares of common stock, respectively, and warrants to purchase 0, 15,000 and 15,000 shares of common stock, respectively, were outstanding, but were not included in the computation of the diluted net loss per share attributable to common shareholders and pro forma diluted net loss per common share because the Company was in a loss position and the inclusion of such shares would be anti-dilutive.

12.  RELATED PARTY TRANSACTIONS

During 1999, the Company repaid to its founders approximately $461 of which $376 was borrowed in 1999, including the promissory note discussed below, and reimbursed them for approximately $90 of expenses incurred during 1999 on behalf of the Company.

In October 1999, the Company entered into a promissory note with its common stockholder for $225. The promissory note was paid in full in November 1999. In conjunction with the promissory note, the Company issued a warrant for the purchase of common stock (see Note 7)

As of December 31, 1999, the Company leases approximately 40,000 square feet of its collocation space in a 280,000 square foot facility owned by a stockholder.

A real estate broker affiliated with the Company's founders receives commissions from property owners with whom the Company enters into leases for its operating facilities. Total commissions received by the broker during 1999 for Company-related transactions were $344.

13.  EMPLOYEE BENEFIT PLAN

The Company sponsors a savings plan for its employees which is designed to be qualified under Section 401(k) by the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The Company did not contribute to the plan in 1999.

                                     F-14.

14.  EVENTS SUBSEQUENT TO DECEMBER 31, 1999:

The Company issued 666,667 shares of Series B Preferred Stock at $1.50 per share from January 1, 2000 through March 10, 2000 for total proceeds of $1 million.

On January 11, 2000, the Company amended the 1999 Stock Plan to increase the aggregate number of shares which may be issued pursuant to the plan to 4,000,000. The Plan was subsequently amended on March 30, 2000 to increase the aggregate number of shares issuable to 5,500,000.

On April 5, 2000, the Company acquired the personnel and a portion of the assets and liabilities of KennTech, a consulting firm with which the Company formerly contracted for the selection, design and construction program management of collocation facilities, for 100,000 shares of the Company's common stock and $300 in cash. This acquisition was recorded as a purchase.

In April and May, the Company granted options to purchase 587,000 shares and 141,500 shares of common stock, respectively, for exercise prices of $2.30 and $7.00.

On May 26, 2000, CO Space entered into an agreement with InterNAP Network Services in which InterNAP common stock would be exchanged for all outstanding shares and rights to acquire shares of CO Space's capital stock. On June 20, 2000, InterNAP completed its acquisition of CO Space, Inc. The acquisition was recorded using the purchase method of accounting under Accounting Principle Board Opinion No. 16 (APB 16). The aggregate purchase price of CO Space, plus related charges, was approximately $275,307,000, and was comprised of the issuance of InterNAP's common stock, cash paid, and liabilities incurred. InterNAP issued 6,881,005 shares of common stock, and assumed 322,769 options to purchase common stock to effect the transaction.

                                     F-15.